UNITED STATES
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    March 5, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On March 5, 2009, we issued to one person (Mike Watts, brother of Kent Watts) an aggregate of 321,884 shares of common stock upon conversion of his 40.5 shares of Series B preferred stock. These transactions were made in reliance upon exemptions from registration under Section 3(a)9 and Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

ITEM 8.01	Other Events.

On March 5, 2009, acting pursuant to the authority in our Bylaws at section II-2, our Board of Directors set the number of directors to FIVE directors effective at such time in the future as there are five or less then current directors.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.2	Bylaws-----Incorporated by reference to our Form 10-KSB Amendment Number 1 filed on May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: March 6, 2009
By: /s/ Kent Watts

Kent Watts, President, CEO